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                                                                    Exhibit 23.7

         [LETTERHEAD OF JOSEPH D. KALICKA & COMPANY, LLP APPEARS HERE]


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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WE CONSENT to the incorporation by reference in the Registration Statement on
Form S-8, pertaining to the Global Imaging Systems, Inc. 1998 Stock Option and Incentive Plan, of our report on the financial statements of Bloom's Incorporated dated February 6, 1998 (for the period ended December 31, 1997) and February 20, 1998 (for the period ended January 31, 1997).


                                   /s/ Joseph D. Kalicka & Company, LLP
                                   JOSEPH D. KALICKA & COMPANY, LLP
                                   Certified Public Accountants


June 10, 1999
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Date


Holyoke, Massachusetts